Exhibit 99


                            Joint Filer Information


Name:                Metropolitan Venture Partners (Advisors), L.P.

Address:             257 Park Avenue South
                     New York, New York 10010

Designated Filer:    Metropolitan Venture Partners II, L.P.

Date of Event
Requiring Statement: June 3, 2003

Signature:           Metropolitan Venture Partners ( Advisors), L.P.
                     By: Metropolitan Venture Partners Corp.,
                     Its General Partner


                     By: /s/ Michael Levin
                        ---------------------------------
                     Name:  Michael Levin
                     Title: Vice President of Finance

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                            Joint Filer Information


Name:                Metropolitan Venture Partners Corp.

Address:             257 Park Avenue South
                     New York, New York 10010

Designated Filer:    Metropolitan Venture Partners II, L.P.

Date of Event
Requiring Statement: June 3, 2003

Signature:           Metropolitan Venture Partners Corp.


                     By: /s/ Michael Levin
                        ---------------------------------
                     Name:  Michael Levin
                     Title: Vice President of Finance